FOR IMMEDIATE RELEASE
January 29, 2008
For further information contact:
Kevin J. Lynch
Chairman, President and Chief Executive Officer
Oritani Financial Corp.
(201) 664-5400

                             ORITANI FINANCIAL CORP.
                          ANNOUNCES 2nd QUARTER RESULTS

Township of Washington, N.J., January 29, 20087 - Oritani Financial Corp. (the "Company" or "OFC"), the holding company for Oritani Savings Bank (the "Bank") reported net income of $2.2 million or $0.06 per share, for the three months ended December 31, 2007, and $5.2 million or $0.13 per share, for the six months ended December 31, 2007. This compares to net income of $2.5 million and $4.4 million for the corresponding 2006 periods, respectively.

Kevin J. Lynch, the Company's Chairman, President and CEO, commented on the results "I was particularly pleased with our loan growth coupled with our asset quality." Loan originations totaling $98.7 million fueled net loan growth of $74.7 million during the quarter ended December 31, 2007. Lynch continued "Our delinquencies remain extremely low and we have not had a charge off in over ten years." At December 31, 2007, Oritani had no loans greater than 60 days delinquent and the ratio of loan loss reserves to total loans was 1.16%.

Comparison of Operating Results for the Periods Ended December 31, 2007 and 2006
--------------------------------------------------------------------------------

Net Income. Net income decreased $261,000 or 10.6%, to $2.2 million for the quarter ended December 31, 2007, from net income of $2.5 million for the corresponding 2006 quarter. This decrease was primarily due to increased operating expenses and provision for loan losses, as well as an increased effective tax rate, partially offset by increased net interest income. Over the period, our annualized return on average assets decreased to 0.69% for the 2007 quarter compared to 0.84% for the 2006 quarter.

Net income increased $720,000 or 16.2%, to $5.2 million for the six months ended December 31, 2007, from net income of $4.4 million for the corresponding 2006 period. This increase was primarily due to increased net interest income partially offset by increased operating expenses and provision for loan losses, as well as an increased effective tax rate. Over the period, our annualized return on average assets increased to 0.83% for the 2007 period compared to 0.80% for the 2006 period.

The net interest income in the 2007 periods was positively impacted by the deployment of the funds raised by the Company's initial public offering, which closed on January 23, 2007. Results for the 2006 periods were enhanced through the reinvestment of the proceeds received from the subscription stock offering.

Total Interest Income. Total interest income increased by $2.3 million or 14.6%, to $17.7 million for the three months ended December 31, 2007, from $15.5 million for the three months ended December 31, 2006. The largest increase occurred in interest on loans, which increased $2.7 million or 25.5%, to $13.5 million for the three months ended December 31, 2007, from $10.7 million for the three months ended December 31, 2006. Over that same period, the average balance of loans increased $149.5 million and the yield on the portfolio increased 18 basis points. Interest on mortgage-backed securities available for sale ("MBS AFS") increased by $1.0 million to $1.2 million for the three months ended December 31, 2007, from $192,000 for the three months ended December 31, 2006. The average balance of MBS AFS increased $76.3 million and the yield on the portfolio increased 38 basis points over that same period. The changes in the average balance and yield were primarily due to purchases that totaled $83.5 million during the twelve months ended December 31, 2007. Interest on federal funds sold and short term investments decreased by $1.5 million for the three months ended December 31, 2007, to $230,000 from $1.7 million for the three months ended December 31, 2006. The average balance of this portfolio decreased $104.8 million and the yield decreased 63 basis points over the period. The portfolio primarily consists of overnight investments. The decrease in the yield is due to a decrease in the market yield for this type of investment. The balance at December 31, 2006 reflects the proceeds from the subscription offering that were deployed in overnight investments.

Total interest income increased by $5.7 million, or 19.5%, to $34.8 million for the six months ended December 31, 2007, from $29.1 million for the six months ended December 31, 2006. The largest increase occurred in interest on loans, which increased $5.3 million or 25.2%, to $26.2 million for the six months ended December 31, 2007, from $21.0 million for the six months ended December 31, 2006. Over that same period, the average balance of loans increased $136.5 million and the yield on the portfolio increased 24 basis points. Interest on securities available for sale increased by $752,000, to $1.0 million for the six months ended December 31, 2007, from $293,000 for the six months ended December 31, 2006. The average balance increased $28.6 million and the yield decreased 20 basis points over the period. Interest on mortgage-backed securities held to maturity decreased by $993,000, to $4.0 million for the six months ended December 31, 2007, from $5.0 million for the six months ended December 31, 2006. The average balance decreased $52.2 million and the yield increased 1 basis point over the period. The average balance decrease was due to paydowns in the portfolio as no new investment purchases of this type were made. Interest on MBS AFS increased by $1.5 million to $1.9 million for the six months ended December 31, 2007, from $395,000 for the six months ended December 31, 2006. The average balance of MBS AFS increased $52.7 million and the yield on the portfolio increased 50 basis points over that same period. Interest on federal funds sold and short term investments decreased by $898,000 for the six months ended December 31, 2007, to $1.1 million from $1.9 million for the six months ended December 31, 2006. The average balance of this portfolio decreased $31.9 million and the yield decreased 18 basis points over the period.

Total Interest Expense. Total interest expense increased by $882,000, or 10.4%, to $9.3 million for the three months ended December 31, 2007, from $8.4 million for the three months ended December 31, 2006. Interest expense continues to be substantially affected by the current interest rate environment. Market rates for consumer deposits have remained high, and the Bank has increased rates on deposit products in order to minimize outflows and attract new deposit accounts. Interest expense on deposits increased by $221,000, or 3.7%, to $6.2 million for the three months ended December 31, 2007, from $6.0 million for the three months ended December 31, 2006. The average balance of interest bearing deposits decreased $85.2 million and the average cost of these funds increased 52 basis points over this period. The decrease in the average balance of deposits was also impacted by the stock subscription offering. The stock subscription offering caused deposit balances at December 31, 2006 to be inflated. The Company experienced a run off of these deposits during the quarter ended March 31, 2007, after the stock offering closed. Interest expense on borrowings was affected by the higher interest rate environment as well as an increase in the average balance. Interest expense on borrowings increased by $661,000, or 27.1%, to $3.1 million for the three months ended December 31, 2007, from $2.4 million for the three months ended December 31, 2006. The average balance of borrowings increased $56.3 million and the cost increased 6 basis points over these periods. The increase in the average balance was necessary to fund asset growth and offset deposit erosion.

Total interest expense increased by $2.4 million, or 15.4%, to $18.1 million for the six months ended December 31, 2007, from $15.7 million for the six months ended December 31, 2006. The factors described above for the three month period also affected the six month period. Interest expense on deposits increased by $1.3 million, or 11.5%, to $12.5 million for the six months ended December 31, 2007, from $11.2 million for the six months ended December 31, 2006. The average balance of interest bearing deposits decreased $38.6 million and the average cost of these funds increased 54 basis points over this period. Interest expense on borrowings increased by $1.1 million, or 25.2%, to $5.6 million for the six months ended December 31, 2007, from $4.4 million for the six months ended December 31, 2006. The average balance of borrowings increased $45.9 million and the cost increased 10 basis points over this period.

Net Interest Income Before Provision for Loan Losses. Net interest income increased by $1.4 million, or 19.7%, to $8.4 million for the three months ended December 31, 2007, from $7.0 million for the three months ended December 31, 2006. The Company's net interest rate spread decreased to 2.02% for the three months ended December 31, 2007, from 2.21% for the three months ended December 31, 2006. However, the Company's net interest margin increased to 2.80% for the three months ended December 31, 2007, from 2.55% for the three months ended December 31, 2006. The increased margin is directly attributable to the deployment of the net proceeds raised in the initial public offering. On a linked quarter comparison, the Company's net interest rate spread decreased 9 basis points to 2.02% from 2.11% for the three months ended September 30, 2007 and the Company's net interest margin decreased 9 basis points to 2.80% from

2.89% for the three months ended September 30, 2007. The Company's net interest rate spread is significantly impacted by the interest rate environment. The Company's interest income is typically more dependent on long term rates while interest expense is typically more dependent on short term rates. The interest rate curve was flat to inverted most of the period. In addition, the federal fund rate exceeded most treasury rates for the majority of the period. These circumstances reduced our interest income and increased our interest expense, thereby decreasing both our spread and margin. Our significant loan growth partially mitigated this impact.

Net interest income increased by $3.3 million, or 24.3%, to $16.7 million for the six months ended December 31, 2007, from $13.4 million for the six months ended December 31, 2006. The Company's net interest rate spread decreased to 2.07% for the six months ended December 31, 2007, from 2.21% for the six months ended December 31, 2006. The Company's net interest margin increased to 2.84% for the six months ended December 31, 2007, from 2.57% for the six months ended December 31, 2006.

Provision for Loan Losses. The Company recorded provisions for loan losses of $950,000 for the three months ended December 31, 2007 as compared to $275,000 for the three months ended December 31, 2006. The Company also recorded provisions for loan losses of $1.3 million for the six months ended December 31, 2007 as compared to $425,000 for the six months ended December 31, 2006. There were no recoveries or charge-offs in any of the periods and delinquencies were minimal. The Company's allowance for loan losses is analyzed quarterly and many factors are considered. The primary reason for the increase in the provision for both the three months and the six months ended December 31, 2007 and 2006 was to address loan growth that occurred during the periods, particularly in the multifamily and commercial real estate loan portfolios.

Other Income. Other income increased by $101,000, or 9.4%, to $1.2 million for the three months ended December 31, 2007, from $1.1 million for the three months ended December 31, 2006. The primary reason for the increase was due to the real estate investment captions of net real estate operations and income from investments in real estate joint ventures, which increased by $86,000, or 17.2%, to $586,000 for the three months ended December 31, 2007, from $500,000 for the three months ended December 31, 2006. The income reported in these captions is dependent upon the operations of various properties and is subject to fluctuation.

Other income increased by $249,000, or 11.0%, to $2.5 million for the six months ended December 31, 2007, from $2.3 million for the six months ended December 31, 2006. The primary change was again in the real estate investment captions of net real estate operations and income from investments in real estate joint ventures, which increased by $228,000, or 20.1%, to $1.4 million for the six months ended December 31, 2007, from $1.1 million for the six months ended December 31, 2006.

Other Expenses. Operating expenses increased by $926,000 or 23.2% to $4.9 million for the three months ended December 31, 2007, from $4.0 million for the three months ended December 31, 2006. The primary increase was in the area of compensation, payroll taxes and fringe benefits which increased $811,000, or 29.7%, over the periods. This increase was primarily comprised of a $329,000 increase in compensation, $409,000 in costs associated with the ESOP and a $51,000 increase in payroll taxes.

Operating expenses increased by $891,000 or 10.8% to $9.1 million for the six months ended December 31, 2007, from $8.2 million for the six months ended December 31, 2006. The increase was again primarily due to compensation, payroll taxes and fringe benefits which increased $793,000, or 13.7%, over the periods. This increase was primarily comprised of a $517,000 increase in compensation, $695,000 in costs associated with the ESOP and a $60,000 increase in payroll taxes partially reduced by a decrease in pension cost of $498,000.

Income Tax Expense.

Income tax expense for the three months ended December 31, 2007, was $1.5 million, due to pre-tax income of $3.7 million, resulting in an effective tax rate of 40.7%. For the three months ended December 31, 2006, income tax expense was $1.4 million, due to pre-tax income of $3.8 million, resulting in an effective tax rate of 35.7%. Income tax expense for the six months ended December 31, 2007, was $3.6 million, due to pre-tax income of $8.7 million, resulting in an effective tax rate of 40.9%. For the six months ended December 31, 2006, income tax expense was $2.5 million, due to pre-tax income of $7.0 million, resulting in an effective tax rate of 36.4%. The Company's effective tax rate increased in 2007 due to changes in New Jersey tax law.


Comparison  of Financial  Condition at December 31, 2007 and June 30, 2007
--------------------------------------------------------------------------

Total Assets. Total assets increased $105.0 million, or 8.8%, to $1.30 billion at December 31, 2007, from $1.19 billion at June 30, 2007. The increases were primarily in the captions of loans and MBS AFS, and were primarily funded through increased borrowings.

Cash and Cash Equivalents. Cash and cash equivalents (which include fed funds and short term investments) decreased $36.9 million to $26.6 million at December 31, 2007, from $63.5 million at June 30, 2007. The decrease was a result of utilizing cash to fund loan and security growth. The Company had maintained high balances in this category as it felt that this was the most effective temporary investment of funds raised in the initial public offering that were not deployed in longer term assets.

Net Loans. Loans, net increased $107.3 million, or 14.1%, to $865.8 million at December 31, 2007, from $758.5 million at June 30, 2007. The Company continued its emphasis on loan originations, particularly multifamily and commercial real estate loans. Loan originations for the six months ended December 31, 2007 totaled $159.8 million.

Securities Available for Sale. Securities available for sale increased $2.8 million, or 7.9%, to $38.3 million at December 31, 2007 from $35.4 million at June 30, 2007. This increase was due to purchases during the period.

Mortgage-Backed Securities Held to Maturity. Mortgage-backed securities held to maturity decreased $25.6 million, or 11.8%, to $191.8 million at December 31, 2007 from $217.4 million at June 30, 2007. This decrease was due to principal repayments received on this portfolio.

Mortgage-Backed Securities Available for Sale. Mortgage-backed securities available for sale increased $52.8 million to $91.5 million at December 31, 2007 from $38.8 million at June 30, 2007. This increase was due to purchases of $56.5 million during the period partially offset by principal repayments received on this portfolio.

Federal Home Loan Bank of New York ("FHLB-NY") Stock. FHLB-NY stock increased $4.9 million, or 46.0%, to $15.5 million at December 31, 2007, from $10.6 million at June 30, 2007. Additional purchases of this stock were required due to additional advances obtained from FHLB-NY.

Deposits. Deposits decreased $8.6 million, or 1.2%, to $687.2 million at December 31, 2007, from $695.8 million at June 30, 2007. The decrease was primarily in our savings account balances which decreased $6.6 million. Deposit growth continues to be challenging in the competitive placeplaceNew Jersey market.

Borrowings. Borrowings increased $108.6 million, or 55.2%, to $305.2 million at December 31, 2007, from $196.7 million at June 30, 2007. Borrowings were necessary to fund loan growth.

Stockholders' equity. Stockholders' equity increased $7.4 million, or 2.7%, to $280.0 million at December 31, 2007, from $272.6 million at June 30, 2007. The increase was due to net income for the six month period augmented by an increase of $900,000 to retained income as a result of the adoption of Financial Interpretation Number 48 on July 1, 2007, as well as an increase in the value of securities classified as available for sale and amortizations related to the ESOP stock.

About the Company
-----------------

Oritani Financial Corp. is the holding company for Oritani Savings Bank, a savings bank offering a full range of retail and commercial loan and deposit products. Oritani Savings Bank is dedicated to providing exceptional personal service to their individual and business customers. The Bank currently operates its main office and 18 full service branches in the New Jersey Counties of Bergen, Hudson and Passaic. For additional information about Oritani Savings Bank, please visit www.oritani.com.

On November 14, 2007, the Company announced that it had entered into an Agreement and Plan of Merger with Greater Community Bancorp ("GCB"), pursuant to which the GCB will merge with and into the Company, with the Company being the surviving corporation, pending regulatory and GCB shareholder approvals and other customary closing conditions.

Additional Information and Where to Find It
-------------------------------------------

OFC and GCB will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed merger with the Securities and Exchange Commission (the "SEC"). Shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the merger. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about OFC and GCB, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by OFC also can be obtained, when available and without charge, by directing a request to Oritani Financial Corp., Attention:
Kevin J. Lynch,  370 Pascack  Road,  Township of  Washington,  New Jersey 07676,
(201) 664-5400 or to Greater Community Bancorp, Attention: Anthony M. Bruno, 55 Union Boulevard, Totowa, New Jersey 07512, (973) 942-1111.

Participants in Solicitation
----------------------------

Oritani Financial Corp., Greater Community Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of OFC and GCB in connection with the merger. Information about the directors and executive officers of OFC is set forth in OFC's most recent proxy statement filed with the SEC on Schedule 14A, which is available at the SEC's Internet site (http://www.sec.gov) and upon request from OFC at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Information about the directors and executive officers of GCB and their ownership of GCB common stock is set forth in GCB's most recent proxy statement as filed with the SEC on Schedule 14, which is available at the SEC's Internet site and upon request from GCB at the address in the preceding paragraph.

Forward Looking Statements
--------------------------

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                    Oritani Financial Corp. and Subsidiaries
                       Township of Washington, New Jersey
                           Consolidated Balance Sheets
                       December 31, 2007 and June 30, 2007
                        (in thousands, except share data)

                                                                December 31,         June 30,
                               Assets                              2007               2007
                                                              -----------------  -----------------
                                                                 (unaudited)
Cash on hand and in banks                                     $         10,454   $          7,823
Federal funds sold and short term investments                           16,189             55,703
                                                              -----------------  -----------------
            Cash and cash equivalents                                   26,643             63,526

Loans, net                                                             865,818            758,542
Securities held to maturity, estimated market value of
      $2,998 and $5,347 at December 31, 2007 and
       June 30, 2007, respectively                                       3,000              5,415
Securities available for sale, at market value                          38,253             35,443
Mortgage-backed securities held to maturity, estimated
      market value of $189,251 and $210,505 at
      December 31, 2007 and June 30, 2007, respectively                191,829            217,406
Mortgage-backed securities available for sale,
       at market value                                                  91,549             38,793
Bank Owned Life Insurance (at cash surrender value)                     25,888             25,365
Federal Home Loan Bank of New York stock, at cost                       15,505             10,619
Accrued interest receivable                                              5,832              4,973
Investments in real estate joint ventures, net                           5,821              6,200
Real estate held for investment                                          2,523              2,492
Office properties and equipment, net                                     8,270              8,361
Other assets                                                            18,496             17,308
                                                              -----------------  -----------------
                                                              $      1,299,427   $      1,194,443
                                                              =================  =================

                               Liabilities

Deposits                                                      $        687,179   $        695,757
Borrowings                                                             305,238            196,661
Advance payments by borrowers for taxes and
      insurance                                                          6,015              5,684
Accrued taxes payable                                                      303              1,463
Official checks outstanding                                              2,342              5,050
Other liabilities                                                       18,357             17,258
                                                              -----------------  -----------------
            Total liabilities                                        1,019,434            921,873
                                                              -----------------  -----------------

                               Stockholders' Equity

Preferred stock, $0.01 par value; 10,000,000 shares
      authorized-none issued or outstanding                                 --                 --
Common stock, $0.01 par value; 80,000,000 shares authorized;
      40,552,162 issued and outstanding at
       December 31, 2007 and June 30, 2007.                                130                130
Additional paid-in capital                                             127,890            127,710
Unallocated common stock held by the employee stock
      ownership plan                                                   (15,102)           (15,499)
Retained income                                                        167,368            161,300
Accumulated other comprehensive loss, net of tax                          (293)            (1,071)
                                                              -----------------  -----------------
            Total stockholders' equity                                 279,993            272,570

                                                              -----------------  -----------------
                                                              $      1,299,427   $      1,194,443
                                                              =================  =================


                    Oritani Financial Corp. and Subsidiaries
                       Township of Washington, New Jersey
                        Consolidated Statements of Income
              Three and Six Months Ended December 31, 2007 and 2006
                                   (unaudited)

                                                       Three months ended         Six months ended
                                                            Dec. 31                  Dec. 31
                                                      ----------------------    ---------------------
                                                         2007        2006          2007        2006
                                                      ----------   ----------   ---------- ----------
Interest income:                                           (in thousands, except per share data)
  Interest on mortgage loans                          $  13,472   $  10,735   $   26,244  $   20,958
  Interest on securities held to maturity                   314         281          585         520
  Interest on securities available for sale                 543         149        1,045         293
  Interest on mortgage-backed securities held to
    maturity                                              1,932       2,421        3,979       4,972
  Interest on mortgage-backed securities available
    for sale                                              1,231         192        1,862         395
  Interest on federal funds sold and short term
    investments                                             230       1,682        1,050       1,948
                                                       ----------  ----------   ---------- -----------
               Total interest income                     17,722      15,460       34,765      29,086
                                                       ----------  ----------   ---------- -----------

Interest expense:
  Deposits and stock subscription proceeds                6,227       6,006       12,521      11,228
  Borrowings                                              3,098       2,437        5,562       4,442
                                                       ----------  ----------   ---------- -----------
               Total interest expense                     9,325       8,443       18,083      15,670
                                                       ----------  ----------   ---------- -----------
               Net interest income before provision
                 for losses                               8,397       7,017       16,682      13,416

Provision for loan losses                                   950         275        1,300         425
                                                       ----------  ----------   ---------- -----------
               Net interest income                        7,447       6,742       15,382      12,991
                                                       ----------  ----------   ---------- -----------

Other income:
  Service charges                                           288         275          544         533
  Real estate operations, net                               382         226          764         533
  Income from investments in real estate joint
    ventures                                                204         274          598         601
  Bank-owned life insurance                                 263         245          523         483
  Other income                                               37          53           74         104
                                                       ----------  ----------   ---------- -----------
               Total other income                         1,174       1,073        2,503       2,254
                                                       ----------  ----------   ---------- -----------

Operating expenses:
  Compensation, payroll taxes and fringe benefits         3,543       2,732        6,584       5,791
  Advertising                                               125         126          248         250
  Office occupancy and equipment expense                    402         395          788         774
  Data processing service fees                              278         252          524         512
  Federal insurance premiums                                 24          23           47          45
  Telephone, Stationary, Postage and Supplies               100         101          199         185
  Insurance, Legal, Audit and Accounting                    258         211          410         364
  Other expenses                                            192         156          340         328
                                                       ----------  ----------   ---------- -----------
               Total operating expenses                   4,922       3,996        9,140       8,249
                                                       ----------  ----------   ---------- -----------

               Income before income tax expense           3,699       3,819        8,745       6,996

Income tax expense                                        1,504       1,363        3,577       2,548
                                                       ----------  ----------   ---------- -----------
               Net income                             $   2,195   $   2,456   $    5,168  $    4,448
                                                       ==========  ==========   ========== ===========

Basic income per common share                          $   0.06       n/a     $     0.13        n/a
                                                      ==========  ==========  =========== ===========


                                                       Average Balance Sheet and Yield/Rate Information
                                                          For the three months ended (unaudited)
                                          ----------------------------------------------------------------------------
                                                    December 31, 2007                     December 31, 2006
                                          ----------------------------------------------------------------------------
                                              Average        Interest      Average      Average        Interest     Average
                                            Outstanding       Earned/       Yield/     Outstanding      Earned/      Yield/
                                              Balance          Paid          Rate        Balance         Paid         Rate
                                           -------------   -------------  ---------   --------------  ---------  -----------
                                                                       (Dollars in thousands)

Interest-earning assets:
Loans                                      $   828,350      $  13,472       6.51%    $   678,853       $ 10,735      6.33%
Securities available for sale                   41,038            543       5.29%         10,721            149      5.56%
Securities held to maturity                     19,003            314       6.61%         21,207            281      5.30%
Mortgage backed securities available            91,660          1,231       5.37%         15,387            192      4.99%
  for sale
Mortgage backed securities held to
  maturity                                     202,320          1,932       3.82%        250,824          2,421      3.86%
Federal funds sold and short term
  investments                                   19,174            230       4.80%        123,949          1,682      5.43%
                                           -------------    ------------             -----------      ---------
    Total interest-earning assets            1,201,545         17,722       5.90%      1,100,941         15,460      5.62%
                                           -------------    ------------             -----------      ---------
Non-interest-earning assets                     65,065                                    66,282
                                           -------------
     Total assets                          $ 1,266,610                               $ 1,167,223
                                           =============                             ============

Interest-bearing liabilities:
Savings deposits & stock subscription
  proceeds                                     152,589            649       1.70%        245,797            906      1.47%
Money market                                    42,638            440       4.13%         29,931            283      3.78%
NOW accounts                                    72,224            219       1.21%         76,108            225      1.18%
Time deposits                                  416,865          4,919       4.72%        417,706          4,592      4.40%
                                           -------------     ------------            -----------       ---------
    Total deposits                             684,316          6,227       3.64%        769,542          6,006      3.12%
Borrowings                                     278,225          3,098       4.45%        221,918          2,437      4.39%
                                           -------------     ------------            -----------       ---------
      Total interest-bearing liabilities       962,541          9,325       3.88%        991,460          8,443      3.41%
Non-interest-bearing liabilities                25,907       ------------                 23,334       ---------
                                           -------------                             -----------
    Total liabilities                          988,448                                 1,014,794
Stockholders' equity                           278,162                                   152,429
                                           -------------                             -----------
    Total liabilities and stockholders'
      equity                               $ 1,266,610                               $ 1,167,223
                                           =============                             ============

Net interest income                                         $   8,397                                  $  7,017
                                                            ============                               =========
Net interest rate spread (1)                                                2.02%                                    2.21%
                                                                          =========                               ==========
Net interest-earning assets (2)            $   239,004                               $   109,481
                                           =============                             ============
Net interest margin (3)                                                     2.80%                                    2.55%
                                                                          =========                               ==========
    Average of interest-earning assets
      to interest-bearing liabilities                                       1.25X                                    1.11X
                                                                          =========                               ==========

(1)     Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)     Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)     Net interest margin represents net interest income divided by average total interest-earning assets.


                                                       Average Balance Sheet and Yield/Rate Information
                                                          For the six months ended (unaudited)
                                          ----------------------------------------------------------------------------
                                                    December 31, 2007                     December 31, 2006
                                          ----------------------------------------------------------------------------
                                              Average        Interest      Average      Average        Interest     Average
                                            Outstanding       Earned/       Yield/     Outstanding      Earned/      Yield/
                                              Balance          Paid          Rate        Balance         Paid         Rate
                                           -------------   -------------  ---------   --------------  ---------  -----------
                                                                       (Dollars in thousands)
Interest-earning assets:
Loans                                      $   802,339      $  26,244       6.54%    $   665,818       $ 20,958      6.30%
Securities available for sale                   39,252          1,045       5.32%         10,610            293      5.52%
Securities held to maturity                     18,092            585       6.47%         20,971            520      4.96%
Mortgage backed securities available
   for sale                                     68,817          1,862       5.41%         16,088            395      4.91%
Mortgage backed securities held to
   maturity                                    206,130          3,979       3.86%        258,377          4,972      3.85%
Federal funds sold and short term
   investments                                  40,064          1,050       5.24%         71,936          1,948      5.42%
                                           -------------    ------------             -----------       ---------
     Total interest-earning assets           1,174,694         34,765       5.92%      1,043,800         29,086      5.57%
                                                            ------------                               ---------
Non-interest-earning assets                     66,954                                   62,162
                                           -------------                             -----------
     Total assets                          $ 1,241,648                               $1,105,962
                                           =============                             ===========

Interest-bearing liabilities:
Savings deposits & stock subscription
   proceeds                                    154,183          1,298       1.68%       210,851           1,531      1.45%
Money market                                    42,036            877       4.17%        28,669             514      3.59%
NOW accounts                                    73,321            437       1.19%        74,565             444      1.19%
Time deposits                                  419,391          9,909       4.73%       413,474           8,739      4.23%
                                           -------------    ------------             -----------       ---------
     Total deposits                            688,931         12,521       3.63%       727,559          11,228      3.09%
Borrowings                                     250,203          5,562       4.45%       204,306           4,442      4.35%
                                           -------------    ------------             -----------       ---------
     Total interest-bearing liabilities        939,134         18,083       3.85%       931,865          15,670      3.36%
                                                            ------------                               ---------
Non-interest-bearing liabilities                26,660                                   22,546
                                           -------------                             -----------
   Total liabilities                           965,794                                  954,411
Stockholders' equity                           275,854                                  151,551
                                           -------------                             -----------
     Total liabilities and stockholders'
       equity                              $ 1,241,648                               $1,105,962
                                           =============                             ===========

Net interest income                                         $  16,682                                  $ 13,416
                                                            ============                               =========
Net interest rate spread (1)                                                2.07%                                    2.21%
                                                                          =========                                ========
Net interest-earning assets (2)            $   235,560                               $  111,935
                                           =============                             ===========
Net interest margin (3)                                                     2.84%                                    2.57%
                                                                          =========                                ========
    Average of interest-earning assets
     to interest-bearing liabilities                                        1.25X                                    1.12X
                                                                          =========                                ========

(1)     Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)     Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)     Net interest margin represents net interest income divided by average total interest-earning assets.
